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                                                                     EXHIBIT 5.1

                    [LETTERHEAD OF MACKEY PRICE & WILLIAMS]

                                 March 3, 1998


United Park City Mines Company
P.O. Box 1450
Park City, Utah 84060

        RE:          UNITED PARK CITY MINES COMPANY
                     FORM S-3 REGISTRATION STATEMENT
                     LEGALITY OF SECURITIES

Gentlemen:

        This firm has acted as your counsel in connection with the filing of a Registration Statement on Form S-3 with the Securities and Exchange Commission registering 203,700 shares of the Company's $0.01 par value Common Stock that have been issued to New Quincy Mining Company and Lucky Bill Mining Company in connection with the Company's acquisition of the respective assets of those companies.

        We have examined copies of the Restated Certificate of Incorporation and three Certificates of Amendment of the Restated Certificate of Incorporation that have been filed with the Delaware Secretary of State. We have also examined such statutes and documents and have made such other investigation as we have deemed necessary in connection with the opinion expressed herein.

        Based upon the foregoing, we are of the opinion that the Shares have been legally issued, fully paid, and non-assessable.

                               Very truly yours,

                               /s/ Mackey Price & Williams